WWC, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Exhibit 16.1

July 29, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Form 6-K filed with the U.S. Securities and Exchange Commission on July 29, 2025 of QMMM Holdings Limited (the "Company") and agree with the statements relating only to WWC, P.C. contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

We hereby consent to the filing of this letter as an exhibit to the Form 6-K.

Very truly yours,

WWC, P.C.

WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171